FOR IMMEDIATE RELEASE

CONTACTS:	James G. Rakes, Chairman, President & CEO (540) 951-6236
David K. Skeens, Treasurer & CFO (540) 951-6347

NATIONAL BANKSHARES, INC.

ANNOUNCES HIGHER EARNINGS

IN 2008

BLACKSBURG, VA, FEBRUARY 5, 2009: National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today reported 2008 net income of $13.59 million. Net income for the year is a record for the Company and is 7.24% higher than the nearly $12.68 million earned in 2007. Basic net income per share increased from $1.82 last year to $1.96 in 2008. Total assets at December 31, 2008 were $935.37 million, up 5.38% from the $887.65 million reported at December 31, 2007. Net loans grew to nearly $569.70 million at the end of 2008, an increase of 9.89% over the same period last year. The return on average assets for 2008 was 1.51%, and the return on average equity was 12.52%.

Net income for the three months ending December 31, 2008 was nearly $3.33 million. This is 3.26% higher than the $3.22 million earned in the same quarter of 2007, and it translates to quarterly basic net income per share of $0.52 in 2008 and $0.46 in 2007.

In discussing the Company’s year-end results, National Bankshares Chairman, President & CEO James G. Rakes said, “We were fortunate that the turmoil in the nation’s financial markets last year, particularly in the fourth quarter of 2008, did not seriously affect our primary service areas. In fact, National Bankshares and our subsidiary bank, National Bank, benefited from falling interest rates and higher loan demand. The net interest margin improved from 3.98% at the end of 2007 to 4.12% at December 31, 2008. The improvement in the net interest margin led to higher net interest income, which contributed significantly to the year’s higher earnings. National Bank had good loan demand throughout 2008, and we were able to meet the needs of our customers because we maintained excellent levels of capital and liquidity during the year, without having to access additional government funds.”

Chairman Rakes continued, “We ended 2008 with the ratio of nonperforming loans to total loans at a reasonable 0.23%. This compares with 0.22% at the end of 2007.

Going forward, we clearly anticipate that the weak economy will have some negative effect on the quality of the loan portfolio. Especially in the last half of 2008, we began to see an increase in total nonperforming assets, which is particularly reflected in the level of other real estate owned. In response to both the higher level of nonperforming assets and the growth in the loan portfolio, the allowance for loan losses to total loans was increased to 1.02% by year-end, up from 1.00% at December 31, 2007. We will continue to carefully monitor loan quality. Our loan officers are staying in close contact with their customers so that we can work with them during these challenging times.” Mr. Rakes went on to say, “National Bank was founded in 1891. Through good times and bad, it has been a safe and sound bank for generations of depositors and borrowers. All of us at National Bankshares, Inc. take seriously the responsibility of preserving that careful and conservative heritage in the communities we serve.”

National Bankshares, Inc. is a financial holding company that is the parent of the National Bank of Blacksburg, which does business as National Bank from 26 offices throughout Southwest Virginia. National Bank offers a full range of banking products and services, including Trust services. The Company, which is headquartered in Blacksburg, Virginia has a financial services subsidiary doing business in the same market as National Bankshares Investment Services and National Bankshares Insurance Services. Company stock is traded on the NASDAQ Capital Market under the symbol “NKSH”. Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. And Subsidiaries

(000’s), except ratios and percent data
Three months ending	December 31, 2008	December 31, 2007	Change

Selected consolidated data :
Interest income	$12,519	$12,851	-2.58%
Interest expense	4,401	5,517	-20.23%
Net interest income	8,118	7,334	10.69%
Provision for loan losses	604	294	105.44%
Trust income	302	314	-3.82%
Other noninterest income	2,054	1,883	9.08%
Salary and benefits	2,773	2,533	9.47%
Occupancy expense	423	427	-0.94%
Amortization of intangibles	278	285	-2.46%
Other noninterest expense	2,255	1,850	21.89%
Income taxes	-813	-919	-11.53%
Net income	$3,328	$3,223	3.26%
Basic net income per share	$0.52	$0.46	$0.06

Daily averages:
Gross loans	$562,464	$520,992	7.96%
Loans, net	555,864	514,814	7.97%
Total securities	273,817	277,008	-1.15%
Total deposits	797,757	763,023	4.55%
Other borrowings	55	65	-15.38%
Stockholders’ equity	109,445	103,677	5.56%
Cash and due from	12,194	13,870	-12.08%
Interest-earning assets	854,416	816,169	4.69%
Interest-bearing liabilities	687,184	651,162	5.53%
Intangible assets	13,878	15,000	-7.48%
Total assets	$914,111	$874,400	4.54%

Financial ratios: Note (1)
Return on average assets	1.45%	1.46%	-0.01%
Return on average equity	12.10%	12.33%	-0.23%
Net interest margin	4.20%	3.95%	0.25%
Efficiency ratio	50.58%	49.28%	1.30%
Average equity to average assets	11.97%	11.86%	0.11%
Note (1) Ratio change measured in bp

Allowance for loan losses:
Beginning balance	$5,435	$5,043	7.77%
Provision for losses	604	294	105.44%
Charge-offs	-202	-152	32.89%
Recoveries	21	34	-38.24%
Ending balance	$5,858	$5,219	12.24%

Year to date	December 31, 2008	December 31, 2007	Change

Selected consolidated data :
Interest income	$50,111	$50,769	-1.30%
Interest expense	18,818	21,745	-13.46%
Net interest income	31,293	29,024	7.82%
Provision for loan losses	1,119	423	164.54%
Trust income	1,231	1,333	-7.65%
Other noninterest income	7,856	7,427	5.78%
Salary and benefits	11,168	10,773	3.67%
Occupancy expense	1,751	1,743	0.46%
Amortization of intangibles	1,119	1,138	-1.67%
Other noninterest expense	7,985	7,302	9.35%
Income taxes	-3,645	-3,730	-2.28%
Net income	$13,593	$12,675	7.24%
Basic net income per share	$1.96	$1.82	$0.14
Fully diluted net income per share	$1.96	$1.82	$0.14
Dividends per share	$0.80	$0.76	$0.04
Dividend payout ratio	40.78	41.80	-1.02
Book value per share	$15.89	$15.07	$0.82

Balance sheet at period-end:
Gross loans	$576,680	$524,773	9.89%
Loans, net	569,699	518,435	9.89%
Total securities	264,999	273,343	-3.05%
Cash and due from	16,316	16,324	-0.05%
Total deposits	817,848	776,339	5.35%
Other borrowings	54	64	-15.63%
Stockholders’ equity	110,108	104,800	5.06%
Intangible assets	13,719	14,838	-7.54%
Total assets	$935,374	$887,647	5.38%

Daily averages:
Gross loans	$539,593	$511,215	5.55%
Loans, net	533,190	505,070	5.57%
Total securities	281,367	282,734	-0.48%
Total deposits	781,008	758,657	2.95%
Other borrowings	297	626	-52.56%
Stockholders’ equity	108,585	100,597	7.94%
Cash and due from	12,467	13,947	-10.61%
Interest-earning assets	841,675	807,686	4.21%
Interest-bearing liabilities	671,463	650,426	3.23%
Intangible assets	14,296	15,426	-7.33%
Total assets	$899,462	$867,061	3.74%

Financial ratios: Note (1)
Return on average assets	1.51%	1.46%	0.05%
Return on average equity	12.52%	12.60%	-0.08%
Net interest margin	4.12%	3.98%	0.14%
Efficiency ratio	50.28%	51.11%	-0.83%
Average equity to average assets	12.07%	11.60%	0.47%
Note (1) Ratio change measured in bp

Allowance for loan losses:
Beginning balance	$5,219	$5,157	1.20%
Provision for losses	1,119	423	164.54%
Charge-offs	-611	-471	29.72%
Recoveries	131	110	19.09%
Ending balance	$5,858	$5,219	12.24%

Nonperforming assets:
Nonaccrual loans	$1,333	$1,150	15.91%
Restructured loans	---	---	---
Total nonperforming loans Note (2)	1,333	1,150	15.91%
Other real estate owned	1,984	263	654.37%
Total nonperforming assets	$3,317	$1,413	134.75%

Asset quality ratios: Note (3)
Nonperforming loans to total loans	0.23%	0.22%	---
Allowance for loan losses to total loans	1.02%	1.00%	---
Allowance for loan losses to nonperforming loans	439.46%	453.83%	---
Note (2) Loans 90 days past due or more not included
Note (3) Ratio change measured in bp